Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement, Amendment No. 2 to Form S-3 of Altair Nanotechnologies Inc. of our report dated March 30, 2012 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Altair Nanotechnologies Inc. for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Sacramento, California
December 13, 2012